EMPLOYMENT AGREEMENT made as of the 1st day of March, 1995 by and between ROCKY MOUNT UNDERGARMENT CO, INC., a Delaware corporation (the "Company") and PAUL SUTTON (the "Executive") .

                            W I T N E S S E T H:

          WHEREAS, it is in the best interests of the Company to secure the services of the Executive for the period set forth in this Agreement, and the Executive is desirous of entering into the employ of the Company for such period on the following terms and conditions:

          NOW, THEREFORE, in consideration of the mutual covenants, promises and conditions contained in this Agreement, the parties, intending to be bound by them, agree as follows:

          1.  EMPLOYMENT, DUTIES AND ACCEPTANCE.

              1.1 The Company hereby employs the Executive, for the term (as hereinafter defined) to render exclusive and full-time services to the business and affairs of the Company as Chairman of the Board, Secretary and Chief Executive Officer. Executive's responsibilities shall encompass all operations of the Company including acting as liaison with the Company's consultant, MINAR Establishment. Executive shall report to the Board of Directors of the Company and shall have such additional or different responsibilities as



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                    are reasonably assigned to the Executive by the Board of
                    Directors of the Company. Executive hereby accepts such employment and agrees to use his best efforts, skill and abilities to promote the interests of the Company.

              1.2 During the course of his employment in such capacity, Executive shall be a necessary co-signatory on all checks.

              1.3 During the course of Executive's employment, he shall serve as and stand for election as a Director of the Company. Executive agrees to do so without additional compensation.

        2.    TERM OF EMPLOYMENT.

              2.1 The term of the Executive's employment under this Agreement (the "Executive Employment") shall commence on March 1, 1995 and shall end on the 31st day of December, 1997.

        3.    PLACE OF EMPLOYMENT.

              3.1 The principal place of Executive's employment shall be such place or places from which Executive feels he can reasonably perform his function as the Company's Chief Executive Officer.

        4.    SALARY.

              4.1 As compensation for the services performed by the Executive as aforesaid, he shall receive an annualized minimum salary of $25,000.00 for the period commencing March 1, 1995




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                    and ending December 31, 1997 payable in accordance with the
                    Company's current practices.

              4.2 Executive shall be entitled to such bonuses and increases in compensation as the Board of Directors may, from time-to-time, determine.

              4.3 Executive is hereby awarded incentive stock options exercisable at today's market value for a term of 10 years from the date hereof for 240,000 shares of the Company common stock under the Company's 1990 Stock Option Plan, as it shall be amended from time-to-time.

        5.    FRINGE BENEFITS.

              5.1 Life Insurance. The company shall maintain group life insurance coverage on the life of Executive through the Company's regular employee insurance program, as the amount of such coverage may change from time-to-time under the terms of said policy, initially in the same amounts as previously.

              5.2 Medical Insurance. The Company shall continue to provide its current medical coverage for the benefit of the Executive.

              5.3 Vacation. Executive shall be entitled to six (6) weeks' paid vacation per year.

        6.    EXPENSES.

              6.1 The Company shall provide the Executive with a non-accountable expense account in the amount of $30,000.00 per year.


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              6.2   In excess thereof, the Company shall, in accordance with the
                    Company's policy for reimbursement, pay or reimburse the Executive for all reasonable expenses actually incurred or paid by him during the Term in the performance of his services under this Agreement upon the presentation of itemized vouchers therefor.

         7.   TERMINATION.

              7.1 Death. If the Executive shall die during the Term, this Agreement shall terminate except that the Executive's estate shall be entitled to receive the salary provided for hereunder for 60 days after the date of his death.

              7.2 Disability. If during the Term the Executive shall become physically or mentally disabled as determined by a New York State licensed physician mutually agreeable to the Company and Executive (or his guardian or legal representative), whether totally or partially, so that he is unable substantially to perform his services hereunder for (i) a period of three (3) consecutive months or (ii) for shorter periods aggregating six (6) months during any fifteen (15) month period, the Company may, at any time after the last


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                    day of the three (3) consecutive months of disability or the day on Which the shorter periods of disability shall have equalled an aggregate of six (6) months, by written notice to the Executive, or his personal representative, terminate the Executive's employment hereunder. Notwithstanding such disability, up to and including the date of such termination, the Company shall continue to pay the Executive his salary and fringe benefits, less such amounts as Executive receives pursuant to any disability insurance policy or plan provided by the Company. For the purpose of this Agreement, disability shall mean mental or physical illness or condition rendering Executive incapable of performing his normal duties with the Company. If the parties cannot agree on the selection of a licensed physician, as hereinabove provided, then said physician shall be selected by the American Arbitration Association.

         8. PROTECTION OF CONFIDENTIAL INFORMATION, NON-DISCLOSURE AND COVENANT NOT TO COMPETE.

              8-1   Executive Agrees:

                    8.1.1 To keep secret all confidential matters of the Company and not to disclose then to anyone other than the Company except with Company's written consent; and

                    8.1.2 In the event that any action, suit or other proceeding in law or in equity is brought to




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                            enforce the covenants contained in subparagraph
                            8.1.1 hereof or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or in the granting of a preliminary or permanent injunction in favor of the Executive, or if the Company shall prevail, in such proceedings, all expenses including reasonable attorneys' fees of the prevailing party in such action, suit or other proceeding shall be paid by the party against whom judgment is awarded.

                    8.1.3 Except for injunctive relief, the parties agree that any dispute under this agreement shall be resolved by arbitration pursuant to the rules of the American Arbitration Association, and said arbitration is to take place in New York City.

               9.   NOTICES.


                    All notices and other communications, required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally or sent first-class, postage pre-paid, by registered or certified mail, return receipt requested, addressed to the parties at their respective addresses set forth below, or to such other address as may be notified by the party in accordance with this paragraph.



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                    Notice shall be deemed to have been given on the date sent.

              9.1   Notices shall be addressed to the Executive:

                                Paul Sutton
                                c/o Port of Monte Carlo
                                16 Quai Antoine
                                1 er  MC98000
                                Monaco


                                or such other address as Executive shall, from time-to-time, advise the Company is to be his address for notices.

              9.2   Notices shall be addressed to the Company:

                                Rocky Mount Undergarment Co., Inc.
                                1536 Boone Street
                                Post Office Box 1280
                                Rocky Mount, North Carolina  27802

                                or such other address as shall be the address of the Company's main executive offices.

        10.   GOVERNING LAW.

              This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

        11.   ENTIRE AGREEMENT.

              This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof.






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        12.   HEADINGS AND CAPTIONS.

              The section headings contained herein are for reference purposes only and shall not, in any way, affect the meaning or interpretation of this Agreement.

        13.   AMENDMENTS: NO WAIVER.

              This Agreement may be amended, modified, superseded or canceled and the terms, covenants or conditions hereof may be waived only by a written instrument executed by both parties hereto, or in the case of a waiver, by the party waiving compliance. The failure by either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term, condition or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instance, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term, condition or covenant contained in this Agreement.

       14.    SEVERABILITY.

              Should any part of this Agreement for any reason be declared invalid or unenforceable, such declaration shall not affect the validity of any remaining portion, and such remaining portion shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated.


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       15.   OTHER AGREEMENTS.

              The Executive represents and warrants that his execution of this Agreement does not violate any other agreement or understanding to which he is a party and that he has not entered into any other agreement or understanding which in any way will prevent full compliance by him with the terms of this Agreement.

        16.   ASSIGNMENT.

              This Agreement, and Executive's rights and obligations hereunder, may not be assigned by Executive. The Company may assign its rights but only together with its obligations hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets and subject to the provisions of this agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


     AGREED AND ACCEPTED:              ROCKY MOUNT UNDERGARMENT CO., INC.



     /s/ PAUL SUTTON                       JOSEPH PASCAL, PRESIDENT
     -------------------               By:-------------------------------------
     PAUL SUTTON                          Name:
                                         Title:






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                                 SUTTON OPTIONS

          Rocky Mount Undergarment Co., Inc. agrees that the Incentive Stock Options issuable to Paul Sutton pursuant to his Employment Agreement have been priced at $.33 per Share.

     Dated: February 15, 1995


                                    ROCKY MOUNT UNDERGARMENT CO., INC.



                                             JOSEPH PASCAL, PRESIDENT
                                       By:-------------------------------------


                                          /s/ PAUL SUTTON
                                          --------------------------------------
                                          PAUL SUTTON